UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2013

CARPENTER TECHNOLOGY CORPORATION

(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-5828 (Commission File Number)	23-0458500 (I.R.S. Employer Identification Number)

P.O. Box 14662 Reading, Pennsylvania (Address of Principal Executive Offices)	19612-4662 (Zip Code)

(610) 208-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Material Definitive Agreement.

On June 28, 2013, Carpenter Technology Corporation, a Delaware Corporation (the “Company”) entered into a new unsecured revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Sovereign Bank, each, as a documentation agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers (the “Credit Agreement”).

The Credit Agreement replaces the Company’s Credit Agreement dated as of June 21, 2011 (the “Prior Credit Agreement”), by and among the Company, the financial institutions party thereto, as lenders, Bank of America, N.A., as administrative agent for the lenders, swingline lender and letter of credit issuer, and the other agents and arrangers party thereto, which had been set to expire on June 21, 2016.  The Prior Credit Agreement was described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2011, and which description is incorporated herein by reference.  The Prior Credit Agreement was terminated effective June 28, 2013.

The Credit Agreement extends to June 28, 2018; permits the Company to borrow funds for working capital and other general corporate purposes; contains a revolving credit commitment amount of $500,000,000, subject to the Company’s right, from time to time, to request an increase of the commitment to $700,000,000 in the aggregate; and provides for the issuance of letters of credit within such amount.  The Company has the right to voluntarily prepay and reborrow loans, to terminate or reduce the commitments under the Credit Facility, and, subject to certain lender approvals, to join subsidiaries as subsidiary borrowers.

Interest on the borrowings under the Credit Facility will accrue at variable rates, based upon a defined “Base Rate” and “Eurocurrency Rate,”  and that are determined based upon the rating of the Company’s senior unsecured long-term debt (the “Debt Rating”).  The applicable margin to be added to Eurocurrency Rate ranges from 0.75% to 1.90%, and for Base Rate-determined loans, from 0.0% to 0.90%.  The Company will also pay quarterly a commitment fee ranging from 0.075% to 0.375%, determined based upon the Company’s Debt Rating, of the unused portion of the  commitment under the Credit Agreement.  In addition, the Company must pay certain letter of credit fees, ranging from 0.75% to 1.90%, with respect to letters of credit issued under the Credit Agreement.

The Company is subject to certain financial and restrictive covenants under the Credit Agreement, which, among other things,

•                  require the maintenance of a minimum interest coverage ratio of 3.50 to 1.00;

•                  require the Company maintain a debt to capital ratio of no more than 55%;

•                  prohibit certain additional indebtedness or contingent obligations and certain new liens on assets,

•                  prohibit certain acquisitions of or investments in businesses;

•                  restrict the Company’s ability to merge or consolidate with, or otherwise sell substantially all of its assets to, another party;

•                  restrict the Company’s ability to dispose of or sell certain assets in other situations; and

•                  restrict the Company’s ability to declare or make dividends or stock distributions in circumstances that would cause a material adverse effect.

The restrictions of these covenants (other than the financial ratio covenants) are subject to certain exceptions or threshold triggering amounts or events specified in the Credit Agreement, and in some cases the restrictions may be waived by the Lenders.  If the Company were to fail to comply with these covenants, the Company would be in default under the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference.  On June 28, 2013, the Company issued a press announcing the execution of the Credit Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 1.02.  Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit

10.1

Credit Agreement dated as of June 28, 2013 among Carpenter Technology Corporation, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Sovereign Bank, each, as a Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated June 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carpenter Technology Corporation

Date: June 28, 2013	By:	/s/ Tony R. Thene
Tony R. Thene
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1

Credit Agreement dated as of June 28, 2013 among Carpenter Technology Corporation, as borrower, Bank Of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Sovereign Bank, each, as a Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated June 28, 2013